UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RLJ LODGING TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RLJ LODGING TRUST

3 Bethesda Metro Center, Suite 1000

Bethesda, Maryland 20814

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 1, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of RLJ Lodging Trust (the “Company”), dated April 1, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Trustees of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 1, 2020 at 12:00 p.m. Eastern Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to the shareholders of the Company on or about April 20, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

RLJ LODGING TRUST

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 1, 2020

NOTICE OF CHANGE OF LOCATION

To the Shareholders of RLJ Lodging Trust:

In light of the public health concerns regarding COVID-19 and in the interest of protecting the well-being of our shareholders, employees and communities, our Annual Meeting of Shareholders on Friday, May 1, 2020 at 12:00 p.m. Eastern Time will be held in a virtual meeting format only. Shareholders will not be able to attend the Annual Meeting physically and should plan to participate in our Annual Meeting via live webcast, which will be available at the following address: https://web.lumiagm.com/262284855.

How to Participate in the Virtual Annual Meeting

As described in our proxy materials for the Annual Meeting, you are entitled to participate in our Annual Meeting if you were a shareholder of record at the close of business on March 18, 2020.  To attend and participate in the virtual Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received, as well as the meeting code, which is RLJ2020.

Online access to the webcast will open 30 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time. Help and technical support for accessing the virtual meeting are available before the Annual Meeting by calling 1-800-468-9716.

You may vote during the Annual Meeting by following the instructions available on the virtual meeting website. If you are the beneficial owner of shares held in street name and you want to vote your shares during the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting and may continue to be used to vote your shares in connection with the Annual Meeting. We encourage you to submit your proxies as early as possible to avoid any processing delays.

By Order of the Board of Trustees,

Anita Cooke Wells
Corporate Secretary and Senior Vice President

Bethesda, Maryland
April 20, 2020

The Annual Meeting on May 1, 2020 at 12:00 p.m. will be available at https://web.lumiagm.com/262284855. The Company’s Proxy Statement, 2019 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2019 are available at http://www.rljlodgingtrust.com/meeting.html.